Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Illini Bio-Energy, LLC on Amendment No. 2 to Form SB-2 of our report dated April 12, 2007, appearing in the Prospectus, which is part of the Registration Statement (No. 333-131971).

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

\s\ McGladrey & Pullen, LLP

Springfield, Illinois
April 13, 2007

McGladrey & Pullen, LLP is a member firm of RSM International —
an affiliation of separate and independent legal entities.